UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      April 29, 2011
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities	1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01 Financial Statements and Exhibits	2
EX-10.1

(i)

Item 2.05. Costs Associated with Exit or Disposal Activities.
          On May 4, 2011, Tekelec (the “Company”) began providing notices to employees whose employment will be terminated as part of a cost reduction plan (the “Restructuring Plan”) that has been approved by the Company’s Board of Directors on March 30, 2011, and that is designed to better align the Company’s operating cost structure with current and expected business opportunities. The Restructuring Plan contemplates the reduction of the Company’s overall headcount and the consolidation of positions from its various global facilities, both within and outside of North America. If the Restructuring Plan is implemented as proposed, a workforce reduction could occur in several jurisdictions where the Company has facilities, affecting up to approximately 10-15% of the Company’s workforce. In connection with such implementation, the Company expects to incur approximately $23 to $28 million of costs, consisting of approximately $21 to $25 million for severance and employee-related benefits, approximately $1 million for facility closures and asset write-offs and approximately $1.5 million for other associated expenses. Subject to complying with and undertaking any necessary individual and collective employee information and consultation obligations required by local law, the Company expects all of these activities to occur over the next 12 months. In the first quarter of 2011, the Company recognized a restructuring charge of approximately $21.4 million in connection with the Restructuring Plan. The Company expects to recognize additional costs primarily during fiscal 2011. The Restructuring Plan and the foregoing figures are the Company’s estimates and are subject to change, including as a result of employee information and consultation processes conducted in local jurisdictions.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On April 29, 2011, Wolrad Claudy, Executive Vice President, Global Sales of the Company, and Tekelec Germany GmbH (“Tekelec Germany”) entered into a Termination Agreement pursuant to which the parties mutually agreed that Mr. Claudy would resign, effectively immediately, from his position as Managing Director of Tekelec Germany. On the same date, Mr. Claudy resigned from his office as Executive Vice President, Global Sales of the Company. The description of the Termination Agreement in this Current Report on Form 8-K (this “Form 8-K”) is subject to, and qualified in its entirety by, the Termination Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
          Pursuant to the Termination Agreement and in accordance with the six-month notice requirement under the 2008 Managing Director Agreement between Tekelec Germany and Mr. Claudy (the “Managing Director Agreement”), Mr. Claudy will remain employed by Tekelec Germany through October 31, 2011. During that period, Mr. Claudy will continue to receive his monthly base salary of 16,250 euros (i.e., approximately $24,169 based on a euro to dollar exchange rate of 1.4873 on April 29, 2011) and to be entitled to receive commissions under the 2011 Sales Compensation Plan for Wolrad Claudy (the “2011 Sales Plan”). Mr. Claudy will provide services related to customer relationships and customer accounts through July 2011 and will thereafter be released from the obligation to provide such services. The Managing Director Agreement is filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2009.

The 2011 Sales Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 6, 2011, as filed with the SEC on April 12, 2011.
          In connection with the termination of Mr. Claudy’s employment and in accordance with the terms of the Company’s 2007 Officer Severance Plan, as amended (the “Severance Plan”), Mr. Claudy will receive cash severance compensation in the total amount of 497,250 euros (i.e., approximately $739,560 based on a euro to dollar exchange rate of 1.4873 on April 29, 2011) and will receive certain health care benefits. Mr. Claudy’s entitlement to severance compensation and other benefits under the Severance Plan will be subject to his entering into an employment separation agreement with the Company in substantially the form attached to the Severance Plan. The Severance Plan is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 18, 2007, as filed with the SEC on May 24, 2007. Amendment No. 1 to the Severance Plan is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the second quarter of 2010, as filed with the SEC on August 5, 2010.
Item 9.01 Financial Statements and Exhibits.
         (d)  Exhibits

The following Exhibit 10.1 is filed as part of this Form 8-K:

Exhibit No.	Description

10.1	Termination Agreement effective April 29, 2011 between the Company and Wolrad Claudy
FORWARD-LOOKING STATEMENTS
          Certain statements made in Item 2.05 of this Current Report on Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s Form 10-K for the year ended December 31, 2010 and its other filings with the SEC, the Company’s ability to implement the Restructuring Plan, including the results or effects of the Company’s complying with and undertaking, or its noncompliance with, any necessary individual and collective employee information and consultation obligations; the timing of implementing the Restructuring Plan and the impact of the Restructuring Plan on the Company’s operating cost structure; and the risk that costs related to the Restructuring Plan may be higher than estimated. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 5, 2011	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement effective April 29, 2011 between the Company and Wolrad Claudy

4